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                                                                   Exhibit 23(b)



                                 April 9, 1998


Board of Directors
Southside Bancshares, Inc.
3606 Gravois Avenue
St. Louis, Missouri 63116

          RE:  Registration Statement on Form S-4

To the Board of Directors:

          We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Proxy Statement/Prospectus included therein under the headings "THE MERGER -- Certain Federal Income Tax Consequences" and "LEGAL AND TAX OPINIONS."

                                             Sincerely,

                                             /s/ Breyer & Aguggia

                                             BREYER & AGUGGIA


Washington, D.C.